Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Results for the First Quarter Ended March 31, 2013

WINSTON-SALEM, N.C., May 14, 2013 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers, today announced financial results for the first quarter ended March 31, 2013.

Business Highlights:

•	Q1 sales increased 12.8% to $22.3 million compared to the prior year driven by strong Dispenser segment sales growth.

•	Total adjusted EBITDA for Q1 increased 57.9% to $1.9 million compared to $1.2 million in Q1 of the prior year.

•	Water dispenser unit sell-thru to consumers increased 11.6% to 104,200 units for Q1 compared to Q1 of the prior year.

•	Water gross margin improved sequentially to 32.3% in Q1 of 2013 from 30.9% in Q4 2012.

•	Generated $4.0 million in cash flow from operations and $2.6 million in free cash flow during the quarter compared to $1.1 million and $0.2 million in the prior year’s first quarter, respectively.

“We exceeded our expectations for sales and operating results in the first quarter of 2013 and reported our fifth consecutive quarter of positive adjusted EBITDA as we focused on execution and cost improvements across our core businesses,” commented Billy D. Prim, Primo Water’s President and Chief Executive Officer. “We are optimistic about our growth opportunities in 2013 as we further expand our distribution network while optimizing our corporate expense structure to realize additional operating efficiencies, improve cash flow and adjusted EBITDA.”

First Quarter Results

Total net sales increased 12.8% to $22.3 million compared to $19.8 million in the first quarter of 2012. The increase in net sales was driven by a $2.6 million increase in Dispenser sales.

Dispenser segment sales for the first quarter of 2013 increased 53.7% to $7.4 million compared to $4.8 million in the first quarter of 2012. The increase was due to the increase in the number of retail locations offering dispensers, increased sell thru of dispenser units and better than expected dispenser sell-in orders as retailers pulled orders forward to the first quarter. Dispenser unit sales to retailers increased by 19.1% for the first quarter compared to the same period in the prior year. The dispenser unit sales to consumers increased 11.6% for the first quarter compared to the same period in the prior year. This represents thirteen consecutive quarters of positive quarter-over-quarter growth in consumer purchases.  Sales increased at a greater level than unit sales due to the increase in sales mix for higher priced dispensers and a price increase implemented last year. The Company believes that increased water dispenser penetration will lead to increased recurring Water sales.

Water segment net sales were essentially flat at $14.9 million for the first quarter compared to the prior year.  The first quarter is a seasonally slower period for water sales and the Company believes first quarter 2013 sales were also negatively impacted by unfavorable weather.  Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-serve filtered drinking water vending services (“Refill”).  Water sales were impacted by a 4.0% decline in Refill sales, primarily due to lower empty bottles sales and unfavorable weather conditions. The decrease in Refill sales was offset by an increase of 2.1% in Exchange sales driven by same-store unit growth of 12.1% for U.S. Exchange services compared to the first quarter of 2012.

The following table sets forth information regarding locations where the Company’s dispensers and water are sold as well as certain sales information.

	1Q13	1Q12	% Change
Total locations (thousands)	24.3	24.1	0.8%
Dispenser locations (thousands)	8.1	7.4	9.5%
Dispenser units sell-in to retail (thousands)	88.9	74.7	19.1%
Dispenser units sell-thru (thousands)	104.2	93.3	11.6%
Water Locations (thousands)	16.2	16.7	(2.4%)

Gross margin percentage decreased to 23.7% for the first quarter from 26.6% for the first quarter of 2012. The decrease was primarily the result of a higher mix of lower-margin Dispensers segment sales.  Gross margin for the Dispenser segment increased to 6.3% from 1.0% for the prior year, primarily due to retail price increases that were initiated during the third quarter of 2012. Gross margin for the Water segment decreased to 32.3% for the first quarter compared to 34.9% in the same period in the prior year. The decrease was due to a greater mix of lower-margin Exchange net sales as well as slight decreases in gross margin percentages for Exchange and Refill.

Selling, general and administrative (“SG&A”) expenses decreased 15.8% to $3.8 million for the first quarter of 2013 from $4.6 million for the first quarter of 2012.  In addition, as a percentage of net sales, SG&A decreased to 17.2% for the first quarter of 2013 from 23.0% for the first quarter of 2012.

Cash flow from operations increased 279% to $4.0 million from $1.1 million in the first quarter of 2012.  The increase in cash flow from operations resulted in free cash flow, defined as net cash provided by operating activities less net cash used in investing activities, of $2.6 million during the first quarter of 2013.  The free cash flow allowed the Company to pay down $2.0 million of borrowings outstanding under its senior revolving credit facility.

Adjusted EBITDA increased 57.9% to $1.9 million from $1.2 million in the first quarter of 2012.  The net loss from continuing operations for the first quarter of 2013 was $(2.4) million or $(0.10) per share, compared to $(3.1) million or $(0.13) per share for the first quarter of the prior year.  On a pro forma fully taxed basis net loss from continuing operations was $(1.0) million or $(0.04) per share, compared to $(1.1) million or $(0.05) per share for the first quarter of 2013 and 2012, respectively.

Guidance
The Company reiterates its full year 2013 guidance for net sales to increase 2% to 4% or in the range of $93.3 to $95.2 million and full year adjusted EBITDA is expected to range between $9.2 and $9.4 million.  The Company continues to expect Water segment revenue to increase 5% to 7% to $65.8 to $67.1 million.   The Company expects total second quarter 2013 sales in the range of $21.0 to $22.0 million and adjusted EBITDA in the range of $2.0 to $2.2 million or an increase of 54% to 70% over the second quarter of prior year.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 4:30 p.m. ET today, May 14, 2013.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 28, 2013.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation
Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include our financial guidance and can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 22, 2013 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-U.S. GAAP Financial Measures
To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA, free cash flow and pro forma fully taxed net loss from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as earnings (loss) from continuing operations before depreciation and amortization; interest expense and other, net; income tax provision; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal of assets and other.   Free cash flow is defined as net cash provided by operating activities less net cash used in investing actives.  Pro forma fully taxed net loss from continuing operations is defined as loss from continuing operations before income taxes less amortization of intangible assets; non-cash, stock-based compensation expense; non-recurring and acquisition related costs as adjusted on a pro forma basis for the full effect of income taxes.  The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and Adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended
	March 31,
	2013	2012

Net sales	$22,328	$19,801
Operating costs and expenses:
Cost of sales	17,039	14,528
Selling, general and administrative expenses	3,836	4,554
Non-recurring and acquisition-related costs	13	26
Depreciation and amortization	2,765	2,396
Total operating costs and expenses	23,653	21,504
Loss from operations	(1,325)	(1,703)
Interest expense and other, net	1,043	904
Loss from continuing operations before income taxes	(2,368)	(2,607)
Income tax provision	-	527
Loss from continuing operations	(2,368)	(3,134)
Loss from discontinued operations, net of income taxes	(225)	(730)
Net loss	$(2,593)	$(3,864)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.10)	$(0.13)
Loss from discontinued operations	(0.01)	(0.03)
Net loss	$(0.11)	$(0.16)

Basic and diluted weighted average common shares outstanding	23,789	23,675

Primo Water Corporation
Pro forma fully taxed net loss from continuing operations
(Unaudited; in thousands, except per share amounts)

	Three months ended
	March 31,
	2013	2012

Loss from continuing operations	$(2,368)	$(3,134)
Income tax (benefit) provision	-	527
Loss from continuing operations before income taxes	(2,368)	(2,607)
Amortization of intangible assets	365	317
Non-cash, stock-based compensation expense	325	411
Non-recurring and acquisition-related costs	13	26
Pro forma effect of full income tax	633	704
Non-GAAP net loss	$(1,032)	$(1,149)

Basic and Diluted non-GAAP net loss per share	$(0.04)	$(0.05)

Basic and diluted shares used to compute non-GAAP net loss per share	23,789	23,675

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended
	March 31,
	2013	2012
Segment revenues
Water	$14,910	$14,974
Dispensers	7,418	4,827
Total revenue	22,328	19,801

Segment income (loss) from operations
Water	3,953	4,001
Dispensers	165	(482)
Corporate	(2,665)	(2,800)
Adjustments:
Non-cash, stock-based compensation expense	325	411
Loss on disposal of assets and other	115	69
Adjusted EBITDA	$1,893	$1,199

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash	$215	$234
Accounts receivable, net	9,362	9,894
Inventories	5,750	7,572
Prepaid expenses and other current assets	1,086	812
Current assets of disposal group held for sale	2,285	3,041
Total current assets	18,698	21,553

Bottles, net	3,885	3,838
Property and equipment, net	40,673	41,947
Intangible assets, net	12,063	12,477
Other assets	2,711	1,960
Total assets	$78,030	$81,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,766	$11,455
Accrued expenses and other current liabilities	4,321	4,305
Current portion of capital leases and notes payable	15	15
Current liabilities of disposal group held for sale	1,017	2,784
Total current liabilities	17,119	18,559

Long-term debt, capital leases and notes payable, net of current portion	19,384	21,251
Other long-term liabilities	316	352
Liabilities of disposal group held for sale, net of current portion	2,000	–
Total liabilities	38,819	40,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 23,826 and 23,772 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	24	24
Additional paid-in capital	272,650	272,336
Common stock warrants	8,420	8,420
Accumulated deficit	(241,724)	(239,131)
Accumulated other comprehensive loss	(159)	(36)
Total stockholders’ equity	39,211	41,613
Total liabilities and stockholders’ equity	$78,030	$81,775

Primo Water Corporation

Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,593)	$(3,864)
Less: Loss from discontinued operations	(225)	(730)
Loss from continuing operations	(2,368)	(3,134)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,765	2,396
Stock-based compensation expense	325	411
Non-cash interest expense	305	675
Deferred income tax expense	–	527
Bad debt expense	(131)	(69)
Other	37	(9)
Changes in operating assets and liabilities:
Accounts receivable	632	575
Inventories	1,818	1,475
Prepaid expenses and other assets	128	(549)
Accounts payable	443	(446)
Accrued expenses and other liabilities	36	(800)
Net cash provided by operating activities	3,990	1,052

Cash flows from investing activities:
Purchases of property and equipment	(687)	(1,041)
Purchases of bottles, net of disposals	(709)	216
Proceeds from the sale of property and equipment	1	6
Additions to and acquisitions of intangible assets	(25)	(47)
Net cash used in investing activities	(1,420)	(866)

Cash flows from financing activities:
Borrowings under revolving credit facilities	19,955	500
Payments under revolving credit facilities	(21,987)	(340)
Note payable and capital lease payments	(4)	(4)
Debt issuance costs	(11)	(498)
Stock option and employee stock purchase activity, net	(12)	(8)
Net cash used in financing activities	(2,059)	(350)

Net increase (decrease) in cash	511	(164)
Cash, beginning of year	234	751
Effect of exchange rate changes on cash	(20)	(40)
Cash used in discontinued operations from:
Operating activities	(510)	(168)
Cash used in discontinued operations	(510)	(168)
Cash, end of period	$215	$379

Primo Water Corporation
EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended
	March 31,
	2013	2012
Loss from continuing operations	$(2,368)	$(3,134)
Depreciation and amortization	2,765	2,396
Interest expense and other, net	1,043	904
Income tax provision	–	527
EBITDA	1,440	693
Non-cash, stock-based compensation expense	325	411
Non-recurring and acquisition-related costs	13	26
Loss on disposal of assets and other	115	69
Adjusted EBITDA	$1,893	$1,199